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As filed with the Securities and Exchange Commission on January 18, 2011
Registration No. 333-______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Zoom Technologies, Inc.
 (Exact name of registrant as specified in charter)

Delaware
 (State or jurisdiction of incorporation or organization)

51-0448969
 (I.R.S. Employer Identification No.)

c/o Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017

(917) 609-0333
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Anthony K. Chan
c/o Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017
(917) 609-0333
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq.
Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York 10017
(212) 370-1300
Fax: (212) 370-7889

Approximate date of proposed sale to the public: As soon as practicable, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ] _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [   ] ___________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
common stock, par value $0.01 per share	600,000 shares	$4.29(1)	$2,574,000	$298.84
TOTAL	600,000 shares	$4.29	$2,574,000	$298.84

(1) Pursuant to Rule 457(c), the average of the high and low prices reported in the consolidated reporting system within 5 business days prior to the date of filing the registration statement.

Explanatory Note

This registration statement on Form S-8 of Zoom Technologies, Inc. (this "Registration Statement") has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") to register up to 600,000 shares of our common stock, par value $0.01 per share (the "Common Stock"), to be issued under our 2009 Equity Incentive Compensation Plan to our employees, consultants and "affiliates" as such term is defined in Rule 405 under the Securities Act of 1933, which shares constitute "control securities" as such term is defined in General Instruction C to Form S-8.

The materials that follow Part I and precede Part II of this Registration Statement constitute a reoffer prospectus. The reoffer prospectus filed as part of this Registration Statement on Form S-8 has been prepared in accordance with the requirements of Part I of Form S-3 and in accordance with General Instruction C of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*
Item 2.	Registrant Information and Employee Plan Annual Information.*

__________

*	Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended.

Reoffer Prospectus

ZOOM TECHNOLOGIES, INC.

600,000 Shares
Common Stock

This prospectus is being used in connection with the offering from time to time by certain selling stockholders of our company or their successors in interest of shares of the common stock issued or to be issued, or which may be acquired upon the exercise of stock options issued or to be issued, pursuant to our 2009 Equity Incentive Compensation Plan, which we refer to herein as the Plan.

The common stock may be sold from time to time by the selling stockholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The common stock may be sold by one or more of the following: (a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell portions of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, or the Act, in connection with such sales. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. We will not receive any of the proceeds from the sale of these shares, although we have paid the expenses of preparing this prospectus and the related registration statement.

Our common stock is quoted on the Nasdaq Capital Market under the symbol "ZOOM". On January 14, 2011, the closing sales price for our common stock on the Nasdaq Capital Market was $4.23 per share.

Our principal executive offices are located in the Sanlitun SOHO, Building A, 11th Floor, No.8 Workers Stadium North Road, Chaoyang District, Beijing, China 100027. Telephone number: + 86 10 5935-9000.

Investing in our common stock involves a high degree of risk. See the section entitled "Risk Factors" beginning on page 3 and in the documents incorporated by reference herein before you decide to buy our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 18, 2011

TABLE OF CONTENTS

You should rely only upon the information contained in this prospectus and the registration statement of which this prospectus is a part. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is based on information provided by us and other sources that we believe are reliable. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

We obtained statistical data, market data and other industry data and forecasts used throughout, or incorporated by reference in, this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this prospectus.

This prospectus contains, or incorporates by reference, trademarks, trade names, service marks and service names of Zoom Technologies, Inc. and other companies.

-i-

NOTE ON FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). The words "believe," "expect," "anticipate," "intend," "estimate," "plan," "project" and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

Please see "Risk Factors" for additional risks which could adversely impact our business and financial performance. Moreover, new risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

-ii-

PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference. In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms "Zoom Technologies, Inc.", "Zoom", the "Company", "we", "us", and "our" refer and relate to Zoom Technologies, Inc. and its consolidated subsidiaries.

Our Company

The Company through its wholly-owned subsidiaries, Gold Lion and Jiangsu Leimone, owns 80% of TCB Digital. TCB Digital is a high technology enterprise engaging in electronic and telecommunication product design, development, and manufacturing capability and process. TCB Digital has two main business operations - providing Electronic Manufacturing Service for OEM (Original Equipment Manufacturer) customers and designing and producing mobile phone products. TCB Digital started its business in 1999 and was originally an Electronic Manufacturing Service (EMS) factory for mobile phone vendors. TCB Digital was Motorola's first independent outsourcing manufacturing vendor responsible for producing Motorola mobile phones in China. Moreover, TCB Digital was the first EMS factory in China receiving Motorola's International Quality Product and Qualification Certificate.

TCB Digital has two main business operations, one providing Electronic Manufacturing Service for OEM (Original Equipment Manufacturer) customers and the other designing and producing mobile phone products. Currently TCB Digital is headquartered in Tianjin, China.

The Company, offers high quality and comprehensive EMS to both domestic and global customers including Samsung, Tianyu, CCT, Palm, Danaher, Spreadtrum and SK Telecom. Major products manufactured by TCB Digital include mobile phones, wireless telecommunication modules, digital cameras, cable TV set-up boxes, and GPS equipment. In addition, TCB Digital develops various state-of-art feature mobile phones and Smartphones based on EVDO, TD-SCDMA, WCDMA, GSM and CDMA technologies. Our Company markets its mobile phone products through retail distributors in China and also supplies to major operator customers such as China Telecom, China UNICOM, and China Mobile with various operator customized 2.5G or 3G mobile phones.

Nollec Wireless, a wholly owned subsidiary of the Company, primarily focuses on R&D of mobile phones, and hardware and software solutions for domestic Chinese and overseas customers. Its design team includes experienced engineers in the core technologies of wireless communication and mobile phone development. Nollec provides state of the art industrial, user inter-phase, mechanical and engineering designs and software and hardware integration. Its clients include certain domestic and international mobile phone manufacturers including Philips, Lenovo, Sonim, Gionee and Borqs.

Celestial Digital Entertainment, Ltd., another wholly owned subsidiary of the Company, is a developer of Apple iPhone applications or "apps" and is one of the largest developers of iPhone apps in Asia with over 40 titles developed.

Our principal executive offices are located at Sanlitun SOHO, Building A, 11th Floor, No.8 Worker Stadium North Road, Chaoyang District, Beijing, China 100027. Our telephone number is + 86 10 5935-9000.

The Offering

Outstanding Common Stock	15,775,057 shares of common stock outstanding as of January 14, 2011.
Common Stock Offered	Up to 600,000 shares of common stock for sale by the selling stockholders for their own account.
Selling Stockholders	The selling stockholders are set forth in the Section entitled "Selling Stockholders" of this prospectus on page 15.
Proceeds	We will not receive any proceeds from the sale of our common stock by the selling stockholders.
Risk Factors	The securities offered hereby involve a high degree of risk. See "Risk Factors."
Nasdaq Capital Market Symbol	ZOOM

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this annual report.

In assessing these risks, you should also refer to the other information included in current report, including the consolidated financial statements and the accompanying notes. You should note that Zoom is a holding company with substantial operations in the PRC. As a result, Zoom would be subject to legal and regulatory environments that differ in many respects from those of the United States. Zoom's business, financial condition or results of operations could be affected materially and adversely by any of the risks discussed below.

Risks Related to Our Business

The operating businesses that we own indirectly through our subsidiaries, inclusive of TCB Digital, Jiangsu Leimone, Profit Harvest and Nollec Wireless (collectively the "Zoom Operating Group") including sales, results of operations, and reputation could be materially adversely affected if it fails to efficiently manage its manufacturing operations without interruption, or fails to ensure that its products meet the expectations of its distributors and end-user customers.

Operation of Zoom Operating Group requires successful execution of complex manufacturing processes, including surface mount technology ("SMT"), precision assembly, calibration and testing. The disruption of any of these could interrupt its revenue generation and have a material and adverse effect on Zoom Operating Group's relationships with distributors and end-user customers, TCB Digital and Jiangsu Leimone's brand names, and its financial performance. TCB Digital's manufacturing operations involve raw material and component sourcing from third parties, internal assembly processes, and distribution processes. These operations are modified on a regular basis in an effort to improve manufacturing and distribution efficiency and flexibility. Zoom Operating Group may experience difficulties in coordinating its supplies of components and raw materials to meet the demand for its products, increasing or decreasing production at its facilities in response to demand, adopting new manufacturing processes, finding a timely way to develop the best technical solutions for new products, or achieving manufacturing efficiency and flexibility. Zoom Operating Group may experience delays in adjusting or upgrading production at its facilities when it introduces new models, delays in expanding manufacturing capacity, failure in its manufacturing processes, or failure by its business partners to adequately perform the services it has outsourced to them, which in turn may have a material adverse effect on Zoom Operating Group's sales and results of operations. In addition, a failure or an interruption could occur at any stage of Zoom Operating Group's product development, manufacturing and delivery processes, resulting in products not meeting the expectations of its distributors and end customers, which could have a material adverse effect on Zoom Operating Group's sales, results of operations, and reputation.

Zoom Operating Group's results of operations, particularly its profitability, may be materially adversely affected if it does not successfully manage price erosion and is not able to manage costs related to its products and operations.

Selling price erosion is a characteristic of the mobile handset and electronics industries, and the products offered by Zoom Operating Group are subject to natural price erosion over time. If Zoom Operating Group is not able to lower its costs at the same rate or faster than its selling price erosion, and to introduce new cost-efficient products with higher prices in a timely manner, as well as manage costs related to its products and operations generally, this will have a material adverse effect on its business and results of operations, particularly its profitability.

Zoom Operating Group relies primarily on its distributors for marketing and sale of its products at the provincial and local levels and for after-sales support of its products. Because Zoom Operating Group has limited influence over its distributors, it cannot be certain that their marketing and after-sale support of its products will be adequate to meet Zoom Operating Group's sales requirements and to protect Zoom Operating Group's brand and reputation.

Zoom Operating Group now has distributors and after-sales service centers at the national level, provincial level and municipal level in 24 cities and provinces in China. Zoom Operating Group grants its distributors the right to use its brand name and logo when they market Zoom Operating Group's products within their respective sales territories or channels and when they provide after-sales support to Zoom Operating Group's end-user customers. However, Zoom Operating Group's contractual arrangements with its distributors do not provide Zoom Operating Group with control over their everyday business activities, and one or more of its distributors may engage in activities that are prohibited under Zoom Operating Group's contractual arrangements with them, that violate Peoples' Republic of China ("PRC") laws and regulations governing the mobile handset industry or other PRC laws and regulations generally, or that are otherwise harmful to Zoom Operating Group's business or reputation in the industry.

Zoom Operating Group maintains inventories of raw materials, components and handsets, and its inventories may decline in value or become obsolete.

The rapid technological change in Zoom Operating Group's industry, the short product life cycle of its handsets, its limited forecasting experience and processes, and the competitive nature of its target markets make forecasting Zoom Operating Group's future sales and operating results difficult. Zoom Operating Group's expense levels are based, in part, on its expectations regarding future sales. In addition, to enable Zoom Operating Group to promptly fill orders, it maintains inventories of raw materials, components and handsets. As a result, Zoom Operating Group has to commit to considerable costs in advance of anticipated sales. Any significant shortfall of sales may result in Zoom Operating Group maintaining higher levels of inventories of raw materials, components, and finished goods than it requires, thereby increasing its risk of inventory obsolescence and corresponding inventory write-downs and write-offs. Zoom Operating Group cannot guarantee that such write-downs will be adequate to cover all losses resulting from inventory obsolescence.

Zoom Operating Group plans to market its products to countries outside of China, which may subject it to various economic, political, regulatory, legal and foreign exchange risks.

Zoom Operating Group currently sells substantially all of its products in China. Zoom Operating Group also plans to selectively enter into markets outside China where it identifies an opportunity to sell differentiated products and where it believes it will be able to realize a reasonable return on investment. The marketing, distribution and sale of its mobile handsets overseas expose Zoom Operating Group to a number of risks, including:

•	fluctuations in currency exchange rates of the U.S. dollar and other foreign currencies against the Renminbi;

•	difficulty in engaging and retaining distributors and agents who are knowledgeable about, and can function effectively in, overseas markets;

•	difficulty in designing products that are compatible with communications and product standards in foreign countries, and in attaining the required certifications for those products;

•	longer accounts receivable collection periods and greater difficulty in accounts receivable collection;

•	increased costs associated with maintaining marketing and sales activities in various countries;

•

difficulty and costs relating to compliance with unexpected changes in regulatory requirements and different commercial and legal requirements in the jurisdictions in which Zoom Operating Group offers its products;

•	inability to obtain, maintain or enforce intellectual property rights; and

•

changes to import and export regulations, including quotas, tariffs and other trade barriers, delays or difficulties in obtaining export and import licenses, potential foreign exchange controls and repatriation controls on foreign earnings, exchange rate fluctuations, and currency conversion restrictions.

If Zoom Operating Group is unable to effectively manage these risks, its ability to conduct or expand its business abroad would be impaired; and this may in turn have a material adverse effect on Zoom Operating Group's business, financial condition, results of operations, and prospects.

Zoom Operating Group's operating results are difficult to predict and may fluctuate significantly from period to period in the future.

Zoom Operating Group's operating results are difficult to predict and may fluctuate significantly from period to period based on a number of factors such as the launch of new products in a given period, the seasonality of its mobile handset sales, the short life-cycle of any given handset model due to rapid technological advances, changes in the combination of consignment versus non-consignment type of EMS activities, a possible deterioration of economic conditions in China, and potential changes to the regulation of the mobile handset industry in China. As a result, you may not be able to rely on period-to-period comparisons of Zoom Operating Group's operating results as an indication of its future performance. If its revenues for a particular period are lower than Zoom Operating Group expects, its may be unable to reduce its fixed costs and operating expenses for that period by a corresponding amount, which would negatively impact its operating results for that period relative to its operating results for other periods.

Zoom Operating Group has not applied for patents or registered copyrights for most of its intellectual property; and its failure to adequately protect its intellectual property rights may undermine its competitive position. In addition, litigation to protect Zoom Operating Group's intellectual property rights may be costly.

Implementation of PRC intellectual property-related laws has historically been lacking, primarily because of ambiguities in PRC laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Zoom Operating Group relies primarily on trade secrets and other contractual restrictions to protect its intellectual property. Zoom Operating Group has not applied for patents or registered copyrights in China for most of its inventions, original works of authorship, developments, and improvements relating to the mobile handsets it produces. The actions Zoom Operating Group has taken to protect its intellectual property rights may not be adequate to provide it with meaningful protection or commercial advantage. As a result, third parties may use the technologies that it has developed and compete with Zoom Operating Group, which could have a material adverse effect on its business, financial condition and operating results.

In addition, policing unauthorized use of proprietary technology can be difficult and expensive. Litigation may be necessary to enforce Zoom Operating Group's intellectual property rights and the outcome of any such litigation may not be in Zoom Operating Group's favor. Given the relative unpredictability of China's legal system and potential difficulties in enforcing a court judgment in China, there is no guarantee that Zoom Operating Group would be able to halt the unauthorized use of its intellectual property through litigation in a timely manner.

Furthermore, any such litigation may be costly and may divert management attention away from Zoom Operating Group's business and cause it to expend significant resources. An adverse determination in any such litigation will impair Zoom Operating Group's intellectual property rights and may harm its business, prospects and reputation. In addition, Zoom Operating Group has no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent it is unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse impact on Zoom Operating Group's business, financial condition and results of operations.

Zoom Operating Group may be exposed to infringement or misappropriation claims by third parties which, if determined adversely against it, could disrupt its business and subject it to significant liability to third parties, as well as have a material adverse effect on its financial condition and results of operations.

Zoom Operating Group's success depends, in large part, on its ability to use and develop its technology, know-how and product designs without infringing upon the intellectual property rights of third parties.

Zoom Operating Group's products include increasingly complex technology and, as the amount of such technologies and the number of parties claiming rights continue to increase; the possibility of alleged infringement and related intellectual property claims against it continues to rise. The holders of patents and other intellectual property rights potentially relevant to Zoom Operating Group's product offerings may be unknown to Zoom Operating Group, or may otherwise make it difficult for Zoom Operating Group to acquire a license on commercially acceptable terms. There may also be technologies licensed to and relied on by Zoom Operating Group that are subject to infringement or other corresponding allegations or claims by others which could damage its ability to rely on such technologies. In addition, although Zoom Operating Group endeavors to ensure that companies that work with it possess appropriate intellectual property rights or licenses, Zoom Operating Group cannot fully avoid the risks of intellectual property rights infringement created by suppliers of components used in its products or by companies with which it works in cooperative research and development activities. Since technology standards, including those used and relied on by Zoom Operating Group, typically involve intellectual property rights, Zoom Operating Group cannot fully avoid risks of a claim for infringement of such rights due to its reliance on such standards. Zoom Operating Group believes that the number of third parties declaring their intellectual property to be relevant to these standards - for example, those standards related to 3G mobile communication technologies as well as other advanced mobile communications standards - is increasing, which may increase the likelihood that Zoom Operating Group will be subject to such claims in the future. While Zoom Operating Group believes that any such intellectual property rights declared and found to be essential to a given standard carry with them an obligation to be licensed on fair, reasonable and non-discriminatory terms, not all intellectual property owners agree on the meaning of that obligation and, thus, costly and time-consuming litigation over such issues may result in the future.

As Zoom Operating Group continues to market and sell its products throughout China, and as litigation becomes more common in China, Zoom Operating Group may face a higher risk of becoming subject to claims for intellectual property infringement. While Zoom Operating Group has not, to date, become subject to these types of claims, it is possible that it may, in the future, become subject to such intellectual property infringement claims. Regardless of whether such claims have merit or are decided in its favor, any such litigation could have a negative impact on Zoom Operating Group brand, reputation and ability to conduct its business and sell some or all of its products.

Zoom Operating Group's sales and profitability depend on the continued growth of the mobile telecommunications industry, especially in China, and if the mobile telecommunications industry does not grow as Zoom Operating Group expects or grows at a slower speed than Zoom Operating Group expects, its sales and profitability may be materially adversely affected.

Zoom Operating Group derives substantially all of its revenues from sales of mobile handsets in China. The continued development of its business depends, in large part, on continued growth in the mobile telecommunications industry, especially in China, in terms of the number of existing mobile subscribers who upgrade or replace their existing mobile handsets, the number of new subscribers, and increased usage. Although China's wireless telecommunication industry has grown rapidly in the past, and although China government has granted 3G licenses to operators, the wireless telecommunication industry may not continue to grow at the same growth rate in the future or to grow at all.

Furthermore, Zoom Operating Group's sales and profitability are also affected by the extent to which there is increasing demand for, and development of, value-added services, leading to opportunities for it to successfully market mobile handsets that feature those services. To a certain extent, Zoom Operating Group is dependent on third-party mobile telecommunication operators to successfully introduce these value-added services that encourage end users to upgrade or replace their mobile handsets. For instance, mobile telecommunication operators in China are upgrading their networks to offer 3G wireless telecommunication services, which will lead to increased demand for enhanced wireless value-added services and, therefore, increased demand for mobile handsets with more advanced technologies in China. Therefore, if mobile telecommunication operators are not successful in their attempts to introduce new services, increase the number of subscribers, stimulate increased usage and drive replacement sales, its business and results of operations could be materially adversely affected.

These developments in its industry are, to a large extent, outside of Zoom Operating Group's control; and any reduced demand for wireless voice and data services, any other downturn, or other adverse changes in China's wireless telecommunication industry could severely harm its business.

Changes in the regulatory environment of telecommunications systems and services especially in China could negatively impact Zoom Operating Group's business.

The telecommunications industry in China is heavily regulated, and regulatory changes may affect both Zoom Operating Group and its customers. For example, changes in regulations that impose more stringent standards for the production of mobile handsets could adversely affect Zoom Operating Group business. Similarly, tariff regulations that affect the pricing of new services offered by mobile telecommunication operators could also affect their ability to invest in network infrastructure, which in turn could affect the sales of Zoom Operating Group's mobile handsets. License fees, environmental, health and safety, privacy and other regulatory changes may increase costs and restrict operations of mobile telecommunication network operators and service providers. The indirect impact of such changes could affect Zoom Operating Group's business adversely even though the specific regulations may not directly apply to it or its products.

China Ministry of Industry and Information Technology ("MIIT") has broad discretion and authority to regulate all aspects of the telecommunications and information technology industries in China, including managing spectrum, setting mobile handset specifications and standards, approving the adoption of new technologies such as 3G, and drafting laws and regulations. MIIT also determines the forms and types of services that may be offered by telecommunication companies to the public, the rates that are charged to subscribers for those services, and the content of material available in China over wireless services, including Internet content. In addition, China's telecommunication regulatory framework is still at a relatively early stage of development, and prone to directional shifts and major structural changes. The PRC government is in the process of drafting a national telecommunication law, which may include new legislation governing the mobile handset industry. If MIIT sets standards with which Zoom Operating Group is unable to comply or which would render Zoom Operating Group's products uncompetitive, its ability to sell products could be severely limited, resulting in substantial harm to Zoom Operating Group's operations.

Zoom Operating Group depends on its key personnel, and its business and growth may be severely disrupted if it loses their services. Zoom Operating Group may also have difficulty attracting and retaining qualified management and research and development personnel.

Zoom Operating Group's future success depends substantially on the continued services of its key personnel. Zoom Operating Group relies on key personnel's experience in the mobile handset manufacturing industry, in similar business operations, in sales and marketing, and on their relationships with Zoom Operating Group's shareholders, customers, and suppliers. If Zoom Operating Group loses the services of one or more of these key personnel, it may not be able to replace them readily, if at all, with suitable or qualified candidates, and may incur additional expenses to recruit and retain new officers, which could severely disrupt its business and growth.

In addition, if any of these key personnel joins a competitor or forms a competing company, Zoom Operating Group may lose some of its customers. Zoom Operating Group has entered into employment agreements with each of these key personnel, which contain confidentiality and non-competition provisions. However, if any disputes arise between these key personnel and Zoom Operating Group, it is not clear what the court decisions will be and the extent to which these court decisions could be enforced in China, where all of these key personnel reside and hold some of their assets. Furthermore, as Zoom Operating Group expects to continue to expand its operations and develop new products, Zoom Operating Group will need to continue attracting and retaining experienced management and key research and development personnel.

Competition for management and research and development personnel in the mobile handset market in China is intense, and the availability of suitable and qualified candidates is limited. In particular, Zoom Operating Group competes to attract and retain qualified research and development personnel with other mobile handset manufacturers, universities and research institutions. Competition for these individuals could cause Zoom Operating Group to offer higher compensation and other benefits in order to attract and retain them, which could have a material adverse effect on Zoom Operating Group's financial condition and results of operations. Zoom Operating Group may also be unable to attract or retain the personnel necessary to achieve its business objectives, and any failure in this regard could severely disrupt its business and growth.

Fluctuations in exchange rates could adversely affect Zoom Operating Group's business.

Because substantially all of its earnings are denominated in Renminbi, any appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect Zoom Operating Group's balance sheet position and financial results reported in U.S. dollar terms without giving effect to any underlying change in its business or results of operations. In addition, fluctuations in the exchange rate between the U.S. dollar and the Renminbi would affect the relative purchasing power of Zoom Operating Group's U.S. dollar denominated cash assets and the Renminbi value of Zoom Operating Group's U.S. dollar denominated bank borrowings. Fluctuations in the exchange rate will also affect the relative value of any dividend Zoom Operating Group may issue that will be exchanged into U.S. dollars, and will affect the earnings from and value of any U.S. dollar-denominated investments it makes in the future.

Zoom Operating Group's competitive position could decline if it is unable to obtain additional financing to acquire businesses or technologies that are strategic for its success, or otherwise execute its business strategy.

Zoom Operating Group believes that its current cash will be sufficient to fund its working capital and capital expenditure requirements for at least the next twelve months. However, Zoom Operating Group may need to raise additional funds to support more rapid expansion, respond to competitive pressures, acquire complementary businesses or technologies or respond to unanticipated requirements. Zoom Operating Group cannot assure you that additional funding will be available to it in amounts or on terms acceptable to Zoom Operating Group. If sufficient funds are not available or are not available on acceptable terms, Zoom Operating Group's ability to fund its expansion, take advantage of acquisition opportunities, develop or enhance its services or products, or otherwise respond to competitive pressures would be significantly limited. If appropriate opportunities arise, Zoom Operating Group intends to acquire businesses; technologies, services or products that it believes are strategic.

Risks Related to Zoom Operating Group's Industry

If Zoom Operating Group cannot keep pace with market changes and produce mobile phones with new technologies and features in a timely and cost-efficient manner to meet its customers' requirements and preferences, the growth and success of its business will be materially adversely affected.

The mobile handset market in China is characterized by changing consumer preferences with respect to style and functionality, increasing demand for new and advanced technologies and features, rapid product obsolescence and price erosion, evolving industry standards, intense competition and wide fluctuations in product supply and demand. If Zoom Operating Group cannot keep pace with market changes and produce new mobile handsets in a timely and cost-efficient manner to meet its customers' requirements and preferences, the growth and success of its business will be materially adversely affected.

Zoom Operating Group experiences intensive competition from its Electronics Manufacturing Service ("EMS") competitors; Zoom Operating Group's failure to maintain its relationship with clients may have material adverse impact on its business and profitability.

In recent years, more and more EMS providers have invested heavily in the northern part of China and particularly in the Bo Hai area where Tianjin city is located. Zoom Operating Group's OEM customers are also giving more orders to other EMS providers to balance their need and reduce their risk. Zoom Operating Group will attempt to provide better services and higher quality products to attract more customers and reduce its risk from fierce competition.

Competition in mobile phone manufacture and sales is intense. Zoom Operating Group's failure to maintain or improve its market position and respond successfully to changes in the competitive landscape may have a material adverse impact on its business and results of operations.

The mobile handset manufacturing industry in China is intensely competitive. Industry participants compete with each other mainly on the basis of the breadth and depth of their product portfolios, price, operational and manufacturing efficiency, technical performance, product features, quality, customer support and brand recognition. Zoom Operating Group faces significant competition from a number of competitors, including domestic mobile handset producers such as Bird Ningbo Co., Ltd, Haier Telecom Co. Ltd., , Konka Group Co., Ltd, Lenovo Group Limited, and TCL Communication

Technology Holdings Limited, and a number of large multinational mobile handset producers, such as LG Electronics Ltd., Motorola Inc., Nokia Corporation, Samsung Electronics Co., Ltd., and Sony Ericsson Mobile Communications (China) Co., Ltd.. Many of Zoom Operating Group's competitors have longer operating histories, greater name recognition, significantly larger market shares, access to larger customer bases and significantly greater economies of scale and financial, sales and marketing, manufacturing, distribution, technical and other resources than Zoom Operating Group does. Some of these competitors have used, and will probably continue to use, more aggressive pricing strategies, greater amounts of sales incentives and subsidies for distributors, retailers and customers, more successful design approaches, and more advanced technologies. In addition, some competitors have chosen to focus on building products based on commercially available components, which may enable them to introduce these products faster and with lower levels of research and development spending than Zoom Operating Group. Furthermore, consolidation among the industry participants in China may potentially result in stronger competitors that are better able to compete as end-to-end suppliers as well as competitors who are more specialized in particular areas and geographic markets. This could have a material adverse effect on Zoom Operating Group's business, financial condition, results of operations and prospects.

Zoom Operating Group may be unable to manage rapid growth and a changing operating environment, which could adversely affect its ability to serve its customers and could harm its business.

Zoom Operating Group has experienced rapid growth over the last few years. Zoom Operating Group has limited operational, administrative and financial resources, which may be inadequate to sustain its current growth rate. If Zoom Operating Group is unable to manage its growth effectively, the quality of its solutions could deteriorate and its business may suffer. As its customer base increases and it enters new end-markets, Zoom Operating Group will need to:

•	increase its investments in personnel, research and development capabilities, facilities and other operational areas;

•	continue training, motivating and retaining its existing employees, and attract and integrate new qualified employees;

•	develop and improve its operational, financial, accounting and other internal systems and controls; and

•	take enhanced measures to protect any proprietary technology or technological capability it develops.

Any failure to manage Zoom Operating Group's growth successfully could distract management's attention and result in its failure to serve its customers and harm its business.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for Zoom Operating Group's products and materially adversely affect its competitive position.

Zoom Operating Group conducts substantially all of its operations and generates most of its revenues in China. Accordingly, its business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

•	the higher level of government involvement;

•	the early stage of development of the market-oriented sector of the economy;

•	the rapid growth rate;

•	the higher level of control over foreign exchange; and

•	the allocation of resources.

While the PRC economy has grown significantly since the late 1970s, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on Zoom Operating Group. For example, Zoom Operating Group's financial condition and results of operations may be adversely affected by government control over the telecommunications industry, capital investments or changes in tax regulations that are applicable to it.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and imposing policies that impact particular industries or companies in different ways. For example, efforts by the PRC government to slow the pace of growth of the PRC economy could result in decreased capital expenditure by mobile telecommunication network operators, which in turn could reduce demand for its products.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of mobile communications investments and expenditures in China, which in turn could lead to a reduction in demand for Zoom Operating Group's products and consequently have a material adverse effect on its business and prospects. In particular, any adverse change in the PRC government's policies towards the mobile communications industry may have a material adverse effect on Zoom Operating Group's business.

Zoom Operating Group may have difficulty establishing adequate management, legal and financial controls in the PRC.

Most PRC companies historically have been less focused on establishing Western style management and financial reporting concepts and practices, as well as modern banking, computer and other internal control systems, than companies in the U.S. and certain other Western countries. Zoom Operating Group may have difficulty in hiring and retaining a sufficient number of qualified internal control employees to work in the PRC. As a result of these factors, Zoom Operating Group may experience difficulty in establishing management, legal and financial controls, collecting financial data, preparing financial statements, books of account and corporate records, and instituting business practices that meet Western standards.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of common stock registered hereunder. All expenses of the registration of the shares will be paid by the Company.

SELLING STOCKHOLDERS

Up to 600,000 shares of common stock are being offered by this prospectus for sale by the selling This prospectus relates to the shares of our common stock that are being registered for reoffers and resale by selling stockholders who have acquired or may acquire shares pursuant to the Plan. Offers and sales by selling stockholders who are our employees, consultants and "affiliates" (as such term is defined in Rule 405 under the Securities Act) are also covered by this prospectus.

The selling stockholders are our current directors who have acquired or may acquire in the future shares of our common stock under the Plan. The selling stockholders may, from time to time, resell all, a portion or none of the shares of our common stock covered by this prospectus. The following table sets forth information as of January 14, 2011 with respect to "beneficial" ownership (within the meaning of Rule 13d-3 under the Exchange Act) of our common stock by each selling stockholder whose identity is known as of the date of this prospectus. There is no assurance that any of the selling stockholders will sell any or all of the shares offered by them under this registration statement. The address for each selling stockholders listed below is c/o Zoom Technologies, Inc., Sanlitun SOHO, Building A, 11th Floor, No.8 Workers Stadium North Road, Chaoyang District, Beijing, China 100027.

Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name	Position, Office or Other Material Relationship	Total Number of Shares of common stock Beneficially Owned	Number of Shares to be Offered for the Account of the Selling Stockholder	Number of Shares to be Owned after this Offering	Percentage to be Beneficially Owned after this Offering
Lei Gu	Chairman and CEO	4,703,847	70,000	4,633,847	28.3%
Anthony K. Chan	Director, CFO and Secretary	110,324	100,000	10,324	less than 1%
Augustine Lo	Director	27,000	27,000	-0-	--
Chang Shan	Director	20,000	20,000	-0-	--
Cheng Wang	Director	20,000	20,000	-0-	--

PLAN OF DISTRIBUTION

In this section of the prospectus, the term "selling stockholder" means and includes:

  the persons identified in the table above as the selling stockholders;

  those persons whose identities are not known as of the date hereof but may in the future be eligible to receive options under the Plan; and

  any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our common stock offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

The shares of our common stock offered by this prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling stockholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the selling stockholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling stockholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our common stock.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares of common stock pursuant to this prospectus.

The selling stockholders also may lend or pledge shares of our common stock to a broker-dealer. The broker-dealer may sell the shares of common stock so lent, or upon a default the broker-dealer may sell the pledged shares of common stock pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock the selling stockholders.

Although the shares of common stock covered by this prospectus are not currently being underwritten, the selling stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common stock may be deemed "underwriters" within the meaning of the Act and any profits realized or commissions received by them may be deemed underwriting compensation there under.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated there under, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. However, the selling stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this prospectus. We have agreed to indemnify certain of the selling security holders against certain liabilities, including liabilities under the Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the selling stockholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

The validity of the securities being offered herein has been passed upon for us by Ellenoff Grossman　& Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements as of and for each of the two years in the period ended December 31, 2009 and December 31, 2008, incorporated in this prospectus by reference from our Annual Report on Form 10-K filed with the SEC on March 30, 2010 have been audited, by Goldman Kurland Mohidin LLP, our independent registered public accounting firm, as stated in their report incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the registrant after the date of filing the initial registration statement on Form S-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement pursuant to Section　13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. In addition, the documents we are incorporating by reference as of the date hereof are as follows:

  our Quarterly Reports on 10-Q as filed with the SEC on May 12, 2010; August 19, 2010; and November 15, 2010;

  our Current Report on Form 8-K as filed with the SEC on September 28, 2009 which contained historical financial statements of the accounting acquirer; and our Current Reports on Form 8-K as filed with the SEC on; March 5, 2010; April 7, 2010; April 30,

  2010; June 7, 2010; July 1, 2010; November 16, 2010; November 17, 2010; January 5, 2011 and January 6, 2011

  our definitive Proxy Statement (Schedule 14A) for our 2010 Annual Stockholders' Meeting filed with the SEC on November 16, 2010;

  the description of our common stock contained in our Form 8-A filed on March 4, 2002, and as it may be further amended from time to time, under the caption "Description of Capital Stock"; and

  all documents that we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

You may request a copy of these filings at no cost (other than exhibits unless such exhibits are specifically incorporated by reference) by writing or telephoning us at the following address and telephone number:

Zoom Technologies, Inc.
c/o Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017
(917) 609-0333

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares of our common stock offered by this prospectus. This prospectus is part of that registration statement and does not contain all the information included in the registration statement. For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549 and the Regional Offices at the Commission located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 233 Broadway, New York, New York 10279. Copies of those filings can be obtained from the Commission's Public Reference Section, Judiciary Plaza, 100 F Fifth Street, N.E., Washington, D.C. 20549 at prescribed rates and may also be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. You may also call the Commission at 1-800-SEC-0330 for more information. We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Commission's public reference room in Washington, D.C. You can request copies of those documents upon payment of a duplicating fee, by writing to the Securities and Exchange Commission.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Our certificate of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law, provided that they acted in good faith and that they reasoned their conduct or action was in, or not opposed to, the best interest of our company. Our Bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law. Further, we maintain officer and director liability insurance. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

ZOOM TECHNOLOGIED, INC.

600,000 shares
common stock

_______________

PROSPECTUS

________________

January 18, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.	Incorporation of Documents by Reference

Included in the prospectus which is part of this registration statement.

Item 4.	Description of Securities

Included in the prospectus which is part of this registration statement.

Item 5.	Interests of Named Experts and Counsel.

N/A.

Item 6.	Indemnification of Officers and Directors.

Our certificate of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law, provided that they acted in good faith and that they reasoned their conduct or action was in, or not opposed to, the best interest of our company.

Our Bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law. Further, we maintain officer and director liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

All shares of common stock registered hereunder for reoffer or resale will be issued to our directors pursuant to the Plan and a restrictive legend is placed on the certificates for the shares of common stock purchased and transfer stops are placed against such certificates. Such shares may only be reoffered and sold pursuant to registration under the Act or pursuant to an applicable exemption under the Act. As a result, such offers and sales are exempt from the registration requirements of the Act pursuant to the provisions of Section　4(2) of the Act.

Item 8.	Exhibits.

The following exhibits are filed with this Registration statement.

Number	Description
4.1	Registrant's 2009 Equity Incentive Plan (1)
5.1	Opinion of Ellenoff Grossman & Schole LLP (*)
23.1	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1) (*)
23.2	Consent of Goldman Kurland Mohidin LLP(*)

__________
(1)	Filed as Exhibit 99.1 to the Form S-8 on February 1, 2010
*	Filed herewith

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule　145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(5) That every prospectus (i)　that is filed pursuant to paragraph　(4) immediately preceding, or (ii)　that purports to meet the requirements of Section　10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule　415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section　13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section　15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 18, 2011.

ZOOM TECHNOLOGIES, INC.

      /s/ Lei Gu
By: ________________________________________
Name: Lei Gu
Title: Chairman and Chief Executive Officer

Zoom Technologies, Inc. and each of the undersigned do hereby appoint Lei Gu and Anthony Chan and each of them severally, its or his true and lawful attorney to execute on behalf of Zoom Technologies, Inc. and the undersigned any and all amendments to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission; each of such persons shall have the power to act hereunder with or without the other.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Person	Capacity	Date
/s/ Lei Gu. _____________________________ Lei Gu	Chairman of the Board of Directors and Chief Executive Officer	January 18, 2011
/s/ Anthony K. Chan _____________________________ Anthony K. Chan	Director, Chief Financial Officer and Secretary	January 18, 2011
/s/ Augustine Lo _____________________________ Augustine Lo	Director	January 18, 2011
/s/ Chang Shan _____________________________ Chang Shan	Director	January 18, 2011
/s/ Cheng Wang _____________________________ Cheng Wang	Director	January 18, 2011

INDEX TO EXHIBITS

Number	Description
4.1	Registrant's 2009 Equity Incentive Plan (1)
5.1	Opinion of Ellenoff Grossman & Schole LLP (*) PDF
23.1	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1) (*)
23.2	Consent of Goldman Kurland Mohidin LLP (*) PDF

__________
(1)	Filed as Exhibit 99.1 to the Form S-8 on February 1, 2010
*	Filed herewith